Exhibit 10.4

Contract No.:

Business Cooperation Agreement

Party A: Shenzhen Dadi Xintong Guarantee Co., Ltd

Registered Address: A4-17, No.108 Lijia Road, Henggang Street, Longgang District, Shenzhen City.

Party B: Shenzhen Hezhong Finance Fortune Investment Management Co., Ltd.

Registered Address: Room 201, Building A, Qianwan 1st Road, Qianhai Shenzhen-Hongkong Cooperation District, Shenzhen City.

Party C: Zhongdexin (Guangzhou) Financial Leasing Co., Ltd.

Registered Address: X1301-G4650(No.1 Building), No.106 Fengze East Road, Nansha District, Guangzhou City.

Agreement parties to establish business relations of cooperation. Party A shall provide loan guarantee to the lender of the platform owned by Party B for the borrower of the platform owned by Party B. Party A shall require the borrower to use the owned automobile mortgage/pledge (“mortgage/pledge automobile”) as the counter-guarantee method, and Party A entrusts Party C to handle relevant matters such as mortgage and/or pledge on behalf of Party A in accordance with this agreement. Party C shall promote “Hezhong E Loan”platform owned by Party B and attract traffic for the platform. Relevant borrower’s information collection, screening, loan audit and risk control shall be independently completed by Party B on its platform online. In order to standardize the behaviors of all parties, establish stable and good business support and cooperative relations, and jointly prevent business risks, all parties to the agreement voluntarily sign this agreement in accordance with relevant laws and regulations as well as the provisions of National Authorities.

Article One All Parties’ Statement and Guarantee

1.	Party A is an enterprise organization registered and establi1shed in accordance with the law to engage in guarantee business and other relevant services. Party A is qualified as the principal of the guarantor and has sufficient capacity to perform guarantee responsibilities. The establishment of business cooperation relationship has obtained internal authorization. During the cooperation period, Party B shall be governed and operated normally in accordance with the regulations of National Authorities. The information provided by Party A shall be true, complete and valid.

2.	Party B is an Internet financial information service platform registered and established in accordance with the law. The establishment of business cooperation relationship has obtained internal authorization. During the cooperation period, Party B shall be governed and operated normally in accordance with the regulations of National Authorities. The information provided by Party B shall be true, complete and valid.

1

3.	Party C is an enterprise engaging in automobile finance lease and other related services registered and established in accordance with the law. The establishment of business cooperation relationship has obtained internal authorization. During the cooperation period, Party B shall be governed and operated normally in accordance with the regulations of National Authorities. The information provided by Party C shall be true, complete and valid.

Article Two Business Cooperation Content

1.	Pre-loan Risk Assessment

(1)	Party B shall conduct preliminary pre-loan risk assessment of potential borrowers according to the internal risk control standards, including information collection and screening of loan customers, and the final loan audit results. The risk control assessment results of loan customers shall be verified and confirmed by Party B.

(2)	Party B shall publish the loan bid applied by the borrower who has passed the risk control assessment of Party B on Party B’s platform, and Party B shall match the fund according to the relevant rules, and arrange the borrower, lender, Party A and Party B to sign the four-parties agreement in the form of electronic contract.

2.	Party A provides an irrevocable joint and several liability guarantee for the borrower from Party B’s platform to the platform lender for timely payment of the loan brokered by party B. In case of overdue repayment of the loan applied by the platform borrower, Party A shall perform the guarantee responsibility to the platform lender of Party B and make advance payment.

3.	Party A shall have the right of recourse against Party B’s platform borrower after it has performed the corresponding guarantee responsibility for Party B’s platform borrower, and at this time Party A shall have the right to dispose of the pledge/collateral under the counter-guarantee measure -- hereunder shall have the priority to be reimbursed for the price.

4.	Party A entrusts Party C to handle the following matters on his behalf when providing guarantee services in accordance with the Article Two Paragraph Two of this agreement: to handle counter guarantee registration procedures for the mortgage/pledged automobile of the borrower; to hold the mortgage/pledge automobile (to mortgage/pledge the automobile of the borrower to Party C) on behalf of the borrower; and to install GPS on the mortgage/pledge automobile. For pledge automobile, Party A entrusts Party C to handle the garage rental at the same time.

5.	Party A shall have the responsibility and obligation to instruct Party C to handle the mortgage/pledge releasing procedures of the mortgage/pledge automobile of the borrower after the borrower fully repay the loan under normal circumstances and fully repay the loan after borrower is overdue.

2

6.	If Party A fails to pay all the overdue fees after the borrower becomes overdue on Party B’s platform, Party C shall dispose of the mortgage/pledge automobile according to Party A’s instructions.

7.	Party B shall notify Party A within three working days after the borrower repays the loan, so that Party A can deal with the mortgage/pledge automobile.

Article Three Business Cooperation Term

The term of the Cooperation Agreement shall be one year from the effective date of this agreement.

Article Four Responsibility for Breach of Contract

If either party breaches this agreement, the other non-breaching party shall have the right to terminate the business cooperation with the breaching party and shall have the right to require the breaching party to bear the corresponding responsibility for breach of contract.

Article Five The Settlement of Disputes

Any dispute arising from the performance of this agreement shall first be settled by the parties through negotiation. If no agreement can be reached through negotiation, the dispute shall be settled through litigation in the court where Party B is located.

Article Six Supplementary Articles

This agreement is made in triplicate and shall come into force on the date when it is signed (stamped) by all parties.

(The remainder of this page is intentionally left blank)

3

Signature Page

Party A: Shenzhen Dadi Xintong Guarantee Co., Ltd.

[Corporate seal affixed herein]

Legal Person

Authorized Agent

Party B: Shenzhan Hezhong Finance Fortune Investment Management Co., Ltd.

[Corporate seal affixed herein]

Legal Person

Authorized Agent

Party C: Zhongdexin (Guanghzou) Finance Leasing Co., Ltd.

[Corporate seal affixed herein]

Legal Person

Authorized Agent

Date of Signature: January 01, 2018

4